SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT PURSUANT TO SECTION 13 OR 15(d) OF

THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): May 29, 2019

Palayan Resources Inc.

(Exact name of registrant as specified in its charter)

Nevada	000-55348	83-4575865
(State or other jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification Number)

9300 Conroy Windermere Rd. #3250 Windermere, FL 34786 (407) 536-9422
(Address, including zip code, and telephone number, including area code, of registrant's principal executive offices)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[   ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[   ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[   ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[   ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities

Act of 1933 (17 CFR 230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR 240.12b-2) [X]

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act [X]

ITEM 1.01 ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT.

On May 29, 2019, Palayan Resources Inc., (the “Company”) entered into an Assignment and Assumption Agreement (the “Agreement”) with in Vector Lithium, Inc., a Nevada corporation (the “Assignor”), and Gold Exploration Management, Inc., a Nevada corporation (the “Property Owner”). Assignor and Property Owner are parties to that certain Property Purchase Agreement, dated as of August 10, 2017, which was amended August 24, 2017, and further amended August 29, 2018 (the “Purchase Agreement”). The Agreement is relates to that certain real property and mining claims located in southeastern Inyo County, California, approximately 1.2 miles southeast of Death Valley Junction, more specifically, the acquired claims consist of 16 association placer claims accruing 2,560 Ac. (1,036 Ha) covering portions of sections 19, 30, 31 T25N, R6E, and sections 24, 25, 36 T25N, R5E of the Mount Diablo Base and Meridian (collectively the “Property”). As of the date of this Report, the 16 DVJ claims comprising the property have been located in the field with full required fees paid to Inyo County, California and the US Bureau of Land Management (“BLM”) as valid, adjudicated, and active claims. The Agreement included as exhibits, a Modification of Purchase Agreement, Addendum 1 to the Modification of Purchase Agreement, and the Property Purchase Agreement, collectively referred to hereinafter as the “Exhibits”). Pursuant to the Agreement, and the Exhibits thereto, Property Owner and Assignor agreed to assign all right, title, benefit, privileges and interest in and to, and all of Assignor’s burdens, obligations and liabilities in connection with the Property Purchase Agreement to the Company, and the Company agreed to abide by the terms and conditions of the Property Purchase Agreement, as modified. The Company agreed reimburse the Assignor the aggregate sum of $60,000USD on or before December 31, 2019 for expenditures previously spent on the Property. Further, the Company shall pay the Property Owner as follows: (i) $20,000USD on or before June 30, 2019; and, (ii) $70,000USD on or before August 15, 2019. Once the Company has rendered payments set forth above, the Property Owner shall surrender to the Company 100% ownership interest in and to the Property, subject only to a continuing 2% gross production royalty.

The Assignment and Assumption Agreement, including all Exhibits thereto, are qualified in their entirety by the complete copy of the same, as filed herewith as Exhibit 10.1.

ITEM 2.01 COMPLETION OF ACQUISITION OR DISPOSITION OF ASSETS

The information provided in Item 1.01 of this Current Report on Form 8-K related to the aforementioned Assignment and Assumption Agreement is incorporated by reference into this Item 2.01.

ITEM 5.06 CHANGE IN SHELL COMPANY STATUS

Prior to the closing of the Assignment and Assumption Agreement, as described in Item 1.01 above, we were a “shell company” (as such term is defined in Rule 12b-2 under the Exchange Act). As a result of the closing of the Assignment and Assumption Agreement, we have ceased to be a shell company. The information contained in this Report, together with the information contained in our Annual Report on Form 10-K for the fiscal year ended March 31, 2018, and our subsequent Quarterly Reports on Form 10-Q and Current Reports on Form 8-K, as filed with the SEC, constitute the current “Form 10 Information” necessary to satisfy the conditions contained in Rule 144(i)(2) under the Securities Act.

ITEM 9.01 FINANCIAL STATEMENTS AND EXHIBITS

(d)Exhibits.

Number	Description of Exhibit	Filing
10.01	Assignment and Assumption Agreement	Filed herewith.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Palayan Resources, Inc.

Dated: May 29, 2019
/s/ James Jenkins
	By:	James Jenkins
	Its:	Chief Executive Officer